EXHIBIT 24.1

POWER OF ATTORNEY

Each person below designates and appoints ANDREW J. THOMAS and JOSEPH K. VANDERSTELT his true and lawful attorney-in-fact and agent, with full power of substitution, to sign the Annual Report on Form 10-K for the year ended December 31, 2017, of Craft Brew Alliance, Inc., a Washington corporation, and any amendments thereto, and to file said report and amendments, with all exhibits thereto, in such form as they or either of them may approve with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Each of such attorneys-in-fact is appointed with full power to act without the other.
IN WITNESS WHEREOF, this power of attorney has been executed by each of the undersigned as of March 7, 2018.

Signature	Title

/s/ David R. Lord	Chairman of the Board and Director
David R. Lord

/s/ Timothy P. Boyle	Director
Timothy P. Boyle

/s/ Marc J. Cramer	Director
Marc J. Cramer

/s/ Paul D. Davis	Director
Paul D. Davis

/s/ Kevin R. Kelly	Director
Kevin R. Kelly

/s/ Nickolas A. Mills	Director
Nickolas A. Mills

/s/ Michael R. Taylor	Director
Michael R. Taylor

/s/Jacqueline S. Woodward	Director
Jacqueline S. Woodward